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                                                                       EXHIBIT 1

                      NOTE AND WARRANT PURCHASE AGREEMENT

         This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of October 1, 1997, by and among THE WILLIS GROUP, LLC, a Texas limited liability company ("Willis" and, together with any transferee of the Note, the "Purchaser"), and EQUALNET HOLDING CORP., a Texas corporation (the "Company"), EQUALNET CORPORATION, a Delaware corporation ("EC"), TELESOURCE, INC., a Texas corporation ("TI"), and EQUALNET WHOLESALE SERVICES, INC., a Delaware corporation ("EWS", together with the Company, EC, and TI, the "Sellers").

                                    RECITALS

         Purchaser desires to purchase from the Sellers, and the Sellers desire to issue and sell to Purchaser, subject to the terms and conditions set forth herein, (i) a 12% convertible secured note due April 1, 1998, payable by the Sellers, as co-obligors, in the original principal amount of $1,000,000 and
(ii) warrants to purchase up to an aggregate of 200,000 shares of Common Stock (as hereinafter defined) of the Company, subject to adjustment as provided herein and in the Warrant Agreement (as hereinafter defined).

                                   AGREEMENTS

         In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

                 "AFFILIATE" as applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 20% or more of the voting power (or in the case of a Person which is not a corporation, 20% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of
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         votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors (or Persons performing similar functions) of such Person. For purposes of this Agreement, all executive officers and directors of a Person shall be deemed to be Affiliates of such Person.

                 "ANNUAL PLAN" shall have the meaning assigned to such term in
         Section 4.2.9 hereof.

                 "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City, New York or Houston, Texas are required or authorized to be closed.

                 "CAPITAL EXPENDITURES" shall mean expenditures in respect of fixed or capital assets by a Person, including the capital portion of lease payments made in respect of Capitalized Lease Obligations, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Expenditures in respect of replacements and maintenance consistent with the business practices of such Person in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of such Person in accordance with GAAP.

                 "CAPITALIZED LEASE OBLIGATIONS" means all payment obligations arising under any lease of property which, in accordance with GAAP, would be capitalized on the Company's or any Subsidiary's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

                 "CASH FLOW" means, for any period, the total of:

                          (a)     Net Income for each period; plus

                          (b) all amounts deducted in computing such Net Income in respect of (i) depreciation and amortization; (ii) interest on Indebtedness (including payments in the nature of interest under Capitalized Lease Obligations and interest costs that were capitalized); and (iii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in calculating Net Income.

                 "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act); (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the



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         outstanding voting stock of the Company is changed into or exchanged for cash, securities, or other property, other than any such transaction where the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company, or
         (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 30% of the voting stock of the Company. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                 "CHARTER" means, for any Person, such Person's certificate or articles of incorporation or other organizational documents.

                 "CLAIMS" shall have the meaning assigned to such term in
         Section 6.3 hereof.

                 "CLOSING" means the closing of the sale and purchase of the Note and the Warrants pursuant to this Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
         Section 2.2 hereof.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder, and any successor statute.

                 "COMERICA LOC" means the $100,000 Letter of Credit issued by Comerica Bank-Texas on behalf of EC for the benefit of Caroline Partners, Ltd., dated August 5, 1997, and having an expiry of February 17, 1998, as the same may be amended, supplemented, extended, reissued, or otherwise modified from time to time.

                 "COMMISSION" shall have the meaning assigned to such term in
         Section 4.1.11(e) hereof.

                 "COMMON STOCK" means the Company's common stock, par value $0.01 per share.

                 "CONSOLIDATED" refers to the consolidation of financial statements in accordance with GAAP.

                 "CONVERSION DATE" shall have the meaning assigned to such term in Section 5.1.3 hereof.





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                 "CONVERSION PRICE" shall have the meaning assigned to such term in Section 5.1.2 hereof.

                 "DEFAULT RATE" shall have the meaning assigned to such term in
         Section 6.1 hereof.

                 "DEMAND SECURITIES" shall have the meaning assigned to such term in Section 4.1.11(a) hereof.

                 "DOLLARS" and "$" shall mean lawful money of the United States of America.

                 "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants franchises, licenses, agreements, or governmental restrictions relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release of Hazardous Materials and to the generation, use, storage, transportation, handling or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

                 "ERISA TERMINATION EVENT" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or
         (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 "EVENT OF DEFAULT" shall have the meaning as set forth in
         Section 6.1 hereof.

                 "EXCLUDED STOCK" shall have the meaning assigned to such term in Section 5.1.5(ii) hereof.





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                 "FINANCIAL STATEMENTS" shall mean the Consolidated Financial
         Statement or Statements of the Company and its Subsidiaries described or referred to in Sections 4.2.1 and 4.2.2 hereof.

                 "FURST AGREEMENT" means that certain Note and Warrant Purchase Agreement dated as of February 11, 1997, by and among the Furst Group, Inc., the Company, EC, TI, and EWS, and the notes and warrants executed and delivered in connection therewith.

                 "GAAP" means generally accepted accounting principles (including principles of consolidation) in the United States of America, in effect from time to time, consistently applied.

                 "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof.

                 "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                 "HAZARDOUS MATERIALS" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any Environmental Laws, (b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) any other materials or pollutants which cause properties to be in violation of any Environmental Laws, (f) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (g) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any Governmental Authority.

                 "HIGHEST LAWFUL RATE" shall have the meaning assigned to such term in Section 8.14 hereof.

                 "INDEBTEDNESS" means, with respect to any Person, the principal of, premium, if any, and interest on: (a) indebtedness for money borrowed from others whether or not evidenced by notes, bonds, debentures or otherwise; (b) indebtedness of another Person guaranteed, directly or indirectly, in any manner by such Person, including, without limitation, through an agreement, contingent or otherwise, (i) to purchase or pay any such indebtedness, (ii) to advance or supply funds for the purchase or payment of such indebtedness, (iii) to purchase





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         and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such other Person to make payment of such indebtedness or to assure the owners of the indebtedness against loss, or (iv) to maintain working capital, equity capital or other financial condition of such other Person so as to enable it to pay such indebtedness; (c) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; (e) all obligations of such Person issued or assumed for the deferred purchase price of property or services, including all trade credit; (f) Capitalized Lease Obligations and the present value of all future lease payments under a lease other than Capitalized Lease Obligations; (g) all unfunded postretirement and postemployment benefits including, without limitation, unfunded pension liabilities;
         (h) mandatory redemption or mandatory dividend rights on common or preferred stock (or other equity) (other than rights (if any) of the Furst Group (or its assignee) to cause the Company to repurchase Common Stock; (i) obligations of discontinued businesses that are subsumed within the single-sum amount of the net assets of the discontinued operations being held for sale; and (j) all obligations of such Person under or with respect to letters of credit if in the aggregate or individually such letters of credit equal or exceed $100,000.

                 "INITIAL CONVERSION PRICE" shall have the meaning assigned to such term in Section 5.1.2 hereof.

                 "INITIATING HOLDERS" shall have the meaning assigned to such term in Section 4.1.11(a) hereof.

                 "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 3.1.21(a) hereof.

                 "INTEREST EXPENSE" shall mean, for any period, the sum of (a) the cash interest payments by an obligor made or accrued in accordance with GAAP during such period in connection with all of its interest-bearing Indebtedness and (b) the interest component of any Capitalized Lease Obligations.

                 "INTERMEDIARY" shall have the meaning assigned to such term in
         Section 3.1.17 hereof.

                 "INVESTMENT" means any stock, partnership, or joint venture interest or other security, any loan, advance, contribution to capital, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business), and any purchase or commitment or option to purchase stock or other securities of or any





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         interest in another Person or any integral part of any business or the assets comprising such business or part thereof if the aggregate consideration for such purchase, commitment or option was in excess of $10,000, and whether existing on the date of this Agreement or hereafter made.

                 "LEASE AGREEMENT" means the Lease Agreement dated June 28, 1994, between Caroline Partners, Ltd. and EC (as successor-in-interest to EqualNet Communications, Inc.), as amended by the First Amendment to Lease Agreement, dated effective as of August 15, 1994, as amended by the Second Amendment to Lease Agreement, dated effective as of September 8, 1994, as amended by the Third Amendment to Lease Agreement, dated effective as of April 10, 1995, as amended by the Fourth Amendment to Lease Agreement, dated effective as of August 14, 1997, as the same may be further amended, supplemented, or otherwise modified from time to time.

                 "LEASEHOLD DEED OF TRUST" means the Leasehold Deed of Trust and Security Agreement to be executed by EC, as grantor, to Clifton S. Rankin, as trustee, for the benefit of Purchaser, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "LIEN" means, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

                 "MARGIN STOCK" shall have the meaning assigned to such term in
         Section 3.1.6 hereof.

                 "MATERIAL ADVERSE EFFECT" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, or operations of the Company and its Subsidiaries on a Consolidated basis, or (ii) the ability of the Company and its Subsidiaries on a Consolidated basis to carry out their business as at the date of this Agreement or meet its obligations under the Operative Documents on a timely basis.

                 "MULTIEMPLOYER PLAN" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "NOTE" means the 12% convertible secured note payable by the Sellers, as co-obligors, in the original principal amount of $1,000,000, substantially in the form of Exhibit A hereto, as the same may be amended, supplemented, or otherwise modified from time to time, and any notes issued in exchange for such Note.

                 "OPERATIVE DOCUMENTS" means this Agreement, the Leasehold Deed of Trust, the Note, the Security Agreement, the Warrant Agreement, and the Warrant Certificates.





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                 "PERMITS" means all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of the Company and its Subsidiaries immediately prior to the Closing and as proposed to be conducted by the Company and its Subsidiaries after the Closing.

                 "PERMITTED LIENS" shall have the meaning assigned to such term in Section 4.3.2 hereof.

                 "PERSON" means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a Governmental Authority.

                 "PIGGY-BACK SECURITIES" shall have the meaning assigned to such term in Section 4.1.11(b) hereof.

                 "PIGGY-BACK TERMINATION DATE" shall have the meaning assigned to such term in Section 4.1.11(b) hereof.

                 "PLAN" means any multi-employer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of the Company or a Subsidiary of the Company or an ERISA Affiliate.

                 "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "PROPRIETARY INFORMATION AGREEMENT" shall have the meaning assigned to such term in Section 3.1.21(b) hereof.

                 "PURCHASE PRICE" shall have the meaning set forth in Section
         2.1 hereof.

                 "REGISTRABLE SECURITIES" shall have the meaning assigned to such term in Section 4.1.11(b) hereof.

                 "RESPONSIBLE OFFICER" means with respect to any Person (other than a Person that is an individual), the chairman of the board, the president, any executive or senior vice president, the vice president of finance, the chief executive officer, the chief operating officer or the treasurer of such Person.

                 "RFC AGREEMENT" means the Receivables Sale Agreement dated as of June 18, 1997, by and between EC and Receivables Funding Corporation.





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                 "SECURITIES ACT" shall have the meaning set forth in Section
         3.2.1 hereof.

                 "SECURITY AGREEMENT" means the Security Agreement to be executed by each of the Sellers, as debtor, and Purchaser, as secured party, substantially in the form of Exhibit D hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "SENIOR OBLIGATIONS" means Indebtedness arising under (a) the Furst Agreement in an amount not to exceed $3,000,000 (plus interest),
         (b) the RFC Agreement (and the obligations arising thereunder) in an amount not to exceed the Purchase Commitment (as defined in the RFC Agreement on the date hereof), and (c) the Comerica LOC in an amount not to exceed $100,000 (plus related costs and expenses arising in connection therewith).

                 "SUBSIDIARY" means, as to any Person, any corporation, company, association, partnership, limited liability company or other business entity of which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits of capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries.

                 "TECHNICAL EMPLOYEES" shall have the meaning assigned to such term in Section 3.1.21(b) hereof.

                 "TERMINATION DATE" shall have the meaning assigned to such term in Section 4.1.11(a) hereof.

                 "WARRANT AGREEMENT" means the Warrant Agreement to be executed by the Company, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "WARRANT CERTIFICATE" means the certificate evidencing Warrants, substantially in the form of Exhibit A to the Warrant Agreement, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "WARRANT HOLDER" means any holder of the Warrants.

                 "WARRANT SHARES" means the shares of common stock issued or issuable upon the exercise of the Warrants.

                 "WARRANTS" means warrants to purchase shares of common stock of the Company issued to Purchaser pursuant to this Agreement and the Warrant Agreement and evidenced by the Warrant Certificate.





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                 "WEB AGREEMENT" means that certain Web Site Services and Long
         Distance Agreement between International Center for Entrepreneurial Development, Inc. and EC dated August 1, 1997.

                                   ARTICLE II

                     PURCHASE AND SALE OF THE NOTE; CLOSING

         2.1 SALE AND PURCHASE OF NOTE AND WARRANTS. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, at the Closing, the Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from the Sellers, the Note and the Warrants free and clear of any Liens whatsoever. The aggregate purchase price for the Note and the Warrants is $1,000,000 (the "Purchase Price").

         2.2 CLOSING. The Closing of the purchase and sale of the Note and Warrants will be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin, 3500 First City Tower, Houston, Texas 77002, on October 1, 1997 (the "Closing"), at 10:00 a.m., Houston time, or at such other time, date and place as the parties may agree (the "Closing Date"). On the Closing Date, the Sellers will deliver to Purchaser the Note and the Warrant Certificate, each duly executed and registered in the name of Purchaser, and Purchaser will pay the Purchase Price by wire transfer of funds to an account designated by the Sellers, which account shall be (a) designated by the Sellers not less than three Business Days prior to the Closing Date and (b) at a commercial bank or other financial institution located in New York, New York.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. In order to induce Purchaser to enter into this Agreement, each Seller (on its own behalf and on behalf of its Subsidiaries) represents and warrants to Purchaser (which representations and warranties will survive the delivery of the Note) that:

                 3.1.1 CORPORATE EXISTENCE. Each Seller and each of its Subsidiaries is duly organized, legally existing, and in good standing under the laws of the jurisdictions in which it is incorporated and is duly qualified as a foreign corporation (or other legal entity) in all jurisdictions in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect.





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                 3.1.2    CORPORATE POWER AND AUTHORIZATION. Each Seller has
         the requisite corporate power and authority to create and issue the Note and the Warrants (as applicable), to execute, deliver, and perform its obligations under this Agreement and the other Operative Documents, and to consummate the transactions contemplated hereby and thereby. All action on each Seller's part requisite for the due creation and issuance of the Note and the Warrants (as applicable) and for the due execution, delivery, and performance of this Agreement and the other Operative Documents to which it is a party has been duly and effectively taken.

                 3.1.3 BINDING OBLIGATIONS. This Agreement is and, upon the execution, issuance, and delivery by the Sellers, the Note, the Warrants, and each of the other Operative Documents will be, enforceable in accordance with its terms (except that enforcement may be subject to (i) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and (ii) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law).

                 3.1.4 NO VIOLATION. Neither the execution and delivery of this Agreement or any of the other Operative Documents to which it is a party, the consummation of the transactions provided for herein and therein or contemplated hereby or thereby nor the fulfillment by the Sellers of the terms hereof or thereof will (a) violate any provision of the Charter or the by-laws of any Seller, (b) result in a default, give rise to any right of termination, cancellation, acceleration or imposition of any Lien upon the Note, or require any consent or approval (other than any consent or approval that has previously been obtained) under any of the terms, conditions or provisions of any of the Permits or any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease, or instrument or obligation to which any Seller is a party or by which any Seller may be bound (except where the failure to obtain such consent or approval will not have a Material Adverse Effect), or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule, or regulation of any Governmental Authority applicable to any Seller or the Note (except where such violation will not have a Material Adverse Effect).

                 3.1.5 CONSENTS. All consents, approvals, qualifications, orders, or authorizations of, or filings with, any Governmental Authority, and all consents under any material contracts, agreements, or instruments by which any Seller is bound or to which it is subject, and required in connection with each Seller's valid execution, delivery, or performance of this Agreement and the other Operative Documents to which it is a party and the offer, sale, and delivery of the Note and the consummation of any other transaction contemplated on the part of the Sellers have been obtained or made.

                 3.1.6 USE OF PROCEEDS. The proceeds from the sale of the Note and the Warrants will be used for working capital and other general corporate purposes. No part of the proceeds from the sale of the Note will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or





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
         carrying or trading in any securities under such circumstances as to involve any Seller in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used herein, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

                 3.1.7    FINANCIAL INFORMATION.

                 (a) The Consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1996, and the related Consolidated statements of operations, shareholders' equity and cash flows for the 12-month period then ended, including in each case the related schedules and notes, reported on by Ernst & Young LLP, are complete and correct and fairly present in all material respects the Consolidated financial position of the Company and its Subsidiaries as at the date thereof and the Consolidated results of operations and changes in cash flows for such period, in accordance with GAAP.

                 (b) The unaudited Consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997, and the related unaudited Consolidated statements of operations, shareholders' equity and cash flows for the nine-month period then ended, as included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, true copies of which have been previously delivered to Purchaser, are complete and correct and fairly present in all material respects the Consolidated financial position of the Company and its Subsidiaries as at the date thereof and the Consolidated results of operations and changes in cash flows for such period in conformity with GAAP, subject only to normal year-end audit adjustments.

                 (c) Since March 31, 1997, there has been no Material Adverse Effect.

                 3.1.8 LIABILITIES. Except for liabilities incurred in the ordinary course of business, none of the Sellers has any material (individually or in the aggregate) liabilities, direct or contingent (including but not limited to liability with respect to any Plan) except as disclosed or referred to in Schedule 3.1.8 or in the financial statements referred to in Section 3.1.7. The Sellers have no Indebtedness other than Indebtedness disclosed in Schedule 3.1.8.

                 3.1.9 LITIGATION. Except as discussed in Schedule 3.1.9 or as described in any report filed by the Company with the Commission and delivered to Purchaser, there is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Sellers, threatened against any Seller or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) which challenges the validity of this Agreement, the Note, or any of the Operative Documents or the attachment, perfection, or priority of any Operative Document or the Liens to be created thereunder; or (ii) which, if adversely determined, would have a Material Adverse Effect.

                 3.1.10 COMPLIANCE WITH ERISA. Each Plan is in substantial compliance with ERISA, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or Section 418(B) of the Code, no proceedings have been instituted to terminate any Plan, and except as disclosed in Schedule 3.1.10, none of the Sellers nor any ERISA Affiliate has incurred any material liability to or on account of a Plan under ERISA, and except as disclosed in Schedule 3.1.10, no condition exists which presents a material risk to any Seller of incurring such a liability.

                 3.1.11 TAXES; GOVERNMENTAL CHARGES. Each of the Sellers has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon any of them or upon any of their respective properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof, except where the failure to so file, pay, or reserve would not have a Material Adverse Effect.

                 3.1.12 DEFAULTS. Except as disclosed in Schedule 3.1.12, none of the Sellers is in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect which may have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other instrument or agreement evidencing or pertaining to any Indebtedness of any Seller or any Subsidiary, or under any material agreement or instrument to which any Seller or any Subsidiary is a party or by which any Seller or any Subsidiary is bound. No default hereunder has occurred and is continuing.

                 3.1.13 COMPLIANCE WITH THE LAW. None of the Sellers (a) is in violation of any Governmental Requirement or (b) has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of their respective properties or the conduct of their respective business, which violation or failure would have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

                 3.1.14   INTENTIONALLY OMITTED.

                 3.1.15 INVESTMENT COMPANY ACT. None of the Sellers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 3.1.16 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Sellers is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 3 .1.17 FEES AND COMMISSIONS. None of the Sellers nor, to the knowledge of any of the Sellers, their Affiliates has retained a finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") in connection with the transactions contemplated by this Agreement and the other Operative Documents, and the Sellers agree, jointly and severally, to pay and to indemnify and hold harmless Purchaser from and against liability for any compensation to any Intermediary and the fees and expenses of defending against such liability or alleged liability.

                 3.1.18 DISCLOSURE. The Company's filings made pursuant to the Securities Exchange Act of 1934, as amended and listed on Schedule
         3.1.18 hereto as of their respective dates, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

                 3.1.19   STRUCTURE; CAPITALIZATION.

                 (a) Schedule 3.1.19 contains (except has noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                 (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.1.19 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned by the Company or such other Subsidiaries free and clear of any Lien (except as otherwise disclosed in Schedule 3.1.19.

                 (c) No Subsidiary of the Company is a party to, or otherwise subject to any legal restriction of any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

                 (d) As of the Closing Date and after giving effect to the transactions contemplated in this Agreement (i) the Company's authorized capital stock will consist of 21,000,000 shares, of which 20,000,000 are designated Common Stock; (ii) 6,173,750 shares of Common Stock, issued and outstanding and 2,317,900 shares are or will be reserved for issuance in connection with the Company's outstanding warrants and stock options (200,000 of which will be reserved for issuance in connection with the Warrants), all of which, when issued in accordance with the terms of such warrants and stock options, will be validly issued, fully paid, and non-assessable; (iii) no shares of Common Stock are owned or held by or for the account of the Company or any of its Subsidiaries (except as disclosed in the financial statements described in Section 3.1.7); (iv) except as disclosed on Schedule 3.1.19, neither the Company nor any of its Subsidiaries has outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock which have not been waived (other than as contemplated by this Agreement); and (v) except as disclosed in Schedule 3.1.19, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock.

                 3.1.20   ENVIRONMENTAL MATTERS.

                 (a) Neither any property of any Seller nor the operations conducted thereon violate any order of any court or Governmental Authority or Environmental Laws which violations could reasonably be expected to result in liability in excess of $250,000 or which could reasonably be expected to result in remedial obligations in excess of $250,000, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

                 (b) Without limitation of clause (a) above, no property of any Seller nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or, to the knowledge of any Seller, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws which could reasonably be expected to result in liability in excess of $250,000, or which could reasonably be expected to result in remedial obligations in excess of $250,000 assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

                 (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all property of each Seller and its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of Hazardous Materials into the environment, have been duly obtained or filed, except where the failure to so obtain or file would not have a Material Adverse Effect.

                 3.1.21   INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.

                 (a) The Sellers (i) own or have the right to use, free and clear of all liens, claims, and restrictions, all patents, trademarks, service marks, trade names, and copyrights, and all applications, licenses, and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted and/or as presently proposed to be conducted (including, without limitation, the development, manufacture, operation, and sale of all products and services sold or proposed to be sold by the Sellers during the next 24 months following the date of this Agreement) without infringing upon or violating any right, lien, or claim of others, including, without limitation, former employees and former employers of its past and present employees, and
         (ii) except described in Schedule 3.1.21, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                 (b) Any and all Intellectual Property of any kind, relating to the business of the Sellers, currently being developed, or developed in the future, by any employee of the Sellers while in the employ of the Sellers shall be the property solely of the Sellers. The Sellers have taken security measures to protect the secrecy, confidentiality, and value of all Intellectual Property, which measures are reasonable and customary in the industry in which the Sellers operate. The Sellers' employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed the Intellectual Property (the "Technical Employees"), or who have knowledge of or access to information about the Intellectual Property, have entered into a written agreement with the Sellers, in form and substance satisfactory to the Company's management (the "Proprietary Information Agreement") regarding ownership and treatment of the Intellectual Property.

                 (c) Except as described in Schedule 3.1.21,, none of the Sellers has received any communications alleging that such Seller has violated, or by conducting its business as proposed would violate, any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other Person or entity. None of the Sellers' employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Sellers or that would conflict with the Sellers' business as presently conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Sellers' business by the employees of the Sellers, nor the conduct of the Sellers' business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. It is not, and will not become, necessary to utilize any inventions of any of the Sellers' employees (or people the Sellers currently intends to hire) made prior to their employment by the Sellers other than those that have been assigned to the Sellers pursuant to the Proprietary Information Agreement signed by such employee.

                 3.1.22 INSURANCE COVERAGE. The properties of the Sellers are insured for the benefit of such Seller in amounts deemed adequate by the Company's management against risks usually insured against by Persons operating businesses similar to those of the Sellers in the localities where such properties are located.

         3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Sellers to enter into this Agreement, Purchaser represents and warrants to the Sellers that:

                 3.2.1    PURCHASE FOR INVESTMENT.

                 (a) Purchaser is acquiring the Note and Warrants for its own account and not with a view to the public resale or distribution of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                 (b) Purchaser acknowledges that the Note, the shares of Common Stock issuable upon conversion of the Note, the Warrants, and the Warrant Shares have not been registered under the Securities Act.

                 (c) Purchaser is an "accredited investor" within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment. Purchaser has made its own evaluation of its investment in the Note and the Warrants, based upon such information as is available to it and without reliance upon the Company or any other person or entity, and Purchaser agrees that neither the Company nor any other person or entity has any obligation to furnish any additional information to Purchaser except as expressly set forth herein.

                 (d) Purchaser acknowledges that the Note, the shares of Common Stock issuable upon conversion of the Note, the Warrants, and the Warrant Shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Note, the shares of Common Stock issuable upon conversion of the Note, the Warrants, or the Warrant Shares or an available exemption from registration under the Securities Act, the Note, the shares of Common Stock issuable upon conversion of the Note, the Warrants, and the Warrant Shares must be held indefinitely.

                 (e) Purchaser agrees that the Note, the shares of Common Stock issuable upon conversion of the Note, the Warrants, and the Warrant Shares shall bear legends in substantially the following form:

                 "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

                 3.2.2 AUTHORIZATION; NO CONFLICT. Purchaser has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a legal, valid, and binding obligation of Purchaser. The execution, delivery, and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation, commitment, or organizational document applicable to Purchaser.

                                   ARTICLE IV

                                   COVENANTS

         The Sellers covenant and agree (each on its own behalf and on behalf of each of its Subsidiaries, as applicable) as set forth below, and acknowledges that Purchaser is entering into this Agreement on the expectation that the Sellers and their Subsidiaries honor such covenants and agreements.

         4.1 AFFIRMATIVE COVENANTS. So long as any principal or other amounts due and owing remain outstanding under the Note, the Sellers will at all times comply with the following covenants:

                 4.1.1 COMPLIANCE WITH LAWS. Each Seller will, and will cause its Subsidiaries to, comply in all material respects with all applicable Governmental Requirements.

                 4.1.2 INSURANCE. Each Seller will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of Purchaser, each Seller will furnish or cause to be furnished to Purchaser from time to time a summary of the insurance coverage of such Seller in form and substance satisfactory to Purchaser and if requested will furnish Purchaser copies of the applicable policies.

                 4.1.3 PAYMENT OF TAXES AND CLAIMS. Each Seller agrees to pay or cause to be paid all taxes, assessments, and other governmental charges levied upon any of its assets or those of its Subsidiaries or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable in accordance with the Company's usual and customary business terms, and all claims for work, labor, or materials, which if unpaid might become a lien or charge upon any asset of such Seller or any of its Subsidiaries, before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if
         (a) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) such contest does not have a Material Adverse Effect on the ability of such Seller or any of its Subsidiaries to pay any Indebtedness and no material assets are in imminent danger of forfeiture.

                      4.1.4    PERFORMANCE OF OBLIGATIONS.

                 (a) Each Seller will, and will cause its Subsidiaries to, use its commercially reasonable efforts to pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves, if any, as shall be required by GAAP with respect thereto have been provided on the books of such Seller or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or satisfy such obligations would not have a Material Adverse Effect.

                 (b) The Sellers will pay the Note according to the reading, tenor, and effect thereof.

                 4.1.5 CORPORATE EXISTENCE; PROPERTY. Each Seller (i) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate existence and material rights of such Seller and all of its Subsidiaries, (ii) will cause its properties and the properties of its Subsidiaries used and useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and will use its commercially reasonable efforts to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business or the ownership of property by such Seller or such Subsidiary may require such qualification and where the failure to so qualify would have a Material Adverse Effect.

                 4.1.6 USE OF PROCEEDS. The Seller shall use the proceeds from the sale of the Note and the Warrants for the purposes and in the manner described in Section 3.1.6.

                 4.1.7 ENVIRONMENTAL MATTERS. Each Seller and its Subsidiaries shall comply with all applicable Environmental Laws the failure to comply with which would have a Material Adverse Effect. If any Seller or its Subsidiaries shall receive written notice that there exists a violation of Environmental Law with respect to its operations or any real property owned, formerly owned, used, or leased thereby, which violation could have a Material Adverse Effect, such Seller shall immediately notify Purchaser in writing. Furthermore, if any Seller or its Subsidiaries shall receive written notice that there exists a violation of Environmental Law with respect to its operations or any real property owned, formerly owned, used or leased thereby, which violation could have a Material Adverse Effect, such Seller shall within the time period permitted by the applicable Governmental Authority (unless otherwise contested by such Seller in good faith) remove or remedy such violation in accordance with all applicable Environmental Laws unless the Board of Directors of such Seller determines that it would be in the best interest of such Seller to delay the remedy of such violation, so long as no Material Adverse Effect is suffered by such Seller during such delay.

                 4.1.8    FEES AND EXPENSES.

                 (a) The Sellers will bear all of their expenses in connection with this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby, and will also reimburse Purchaser for or pay any expenses Purchaser incurs (including, without limitation, the fees incurred by Purchaser in connection with due diligence and the reasonable legal fees) in connection with the negotiation of and closing under this Agreement and any other Operative Documents and the transactions contemplated hereby and thereby (up to a maximum of $25,000), including, without limitation, all expenses incurred in connection with (i) the preparation of, negotiation of, closing under, amendment of, waiver under, or enforcement of, or the preservation of any rights under, this Agreement or any other Operative Documents, (ii) any stamp and other taxes (other than income taxes) payable with respect to this Agreement or the other Operative Documents, and (iii) any filing with any Governmental Authority with respect to Purchaser's purchase of the Note and the Warrants.

                 (b) The Sellers will also bear the legal fees and disbursements of counsel (up to a maximum of $25,000) to Purchaser in connection with any mutually agreed upon amendments to this Agreement or any of the other Operative Documents, or any amendments proposed by the Sellers whether or not effected, or in connection with the consummation of any future transaction related thereto.

                 4.1.9 BOOKS AND RECORDS; INSPECTION OF PROPERTY. Each Seller will keep, and will cause each of its Subsidiaries to keep, proper books of record and accounts in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Seller covenants that it will permit any Person representing Purchaser and designated in writing by such Investors, at the Investors' expense, to visit and inspect any of the properties of such Seller and its Subsidiaries, to examine the corporate, financial, and operating records of such Seller and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of any of such corporations with the directors, officers and independent accountants of such Seller and its Subsidiaries, all at such reasonable times and as often as Purchaser may reasonably request.

                 4.1.10 STOCK TO BE RESERVED. The Company covenants that all shares of Common Stock that may be issued upon the exercise of the Warrants will, upon issuance and upon full payment therefor in accordance with the terms thereof, be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the exercise of the Warrants.

                 4.1.11   REGISTRATION RIGHTS.

                 (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Purchaser and any subsequent holders of the Note, the Warrants and/or Warrant Shares that, at any time after the earliest of
         (i) the Conversion Date, (ii) the date on which the Warrants (or any portion thereof) are exercised, or (iii) the maturity date of the Note, within 60 days after receipt of a written request from the Purchaser (the "Initiating Holders"), the Company shall file a registration statement (and use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act) with respect to the offering and sale or other disposition of any number of shares of Common Stock issued upon conversion of the Note or Warrant Shares or both (all such securities, the "Demand Securities"); provided that the Company may defer its obligations under this Section 4.1.11(a) for a period of no more than 90 days if the Company's Board of Directors adopts a resolution that filing such a registration statement would require a public disclosure by the Company which disclosure would have material adverse consequences for the Company, such as a disclosure regarding a pending material acquisition by the Company; provided further that once such information has been publicly disclosed, then the Company shall promptly proceed to fulfill its obligations under this Section 4.1.11(a). The Company shall continuously maintain the effectiveness of such registration statement for the lesser of (i) 180 days after the effective date of the registration statement or (ii) the consummation of the distribution by the holders of the Demand Securities covered by such registration statement (the "Termination Date"); provided, however, that if at the Termination Date, the Demand Securities are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Demand Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. The Company shall not be required to comply with more than two requests for registration pursuant to this Section 4.1.11(a). In addition, the

         Company shall be required to effect up to three Short-form Registrations at the request of Purchaser. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Demand Securities and fees and disbursements of counsel and other advisors (if any) to the Initiating Holders will be borne by such holders requesting that such securities be offered.

                 If the Initiating Holders intend to distribute the Demand Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 4.1.11(a). The right of any other holder to registration pursuant to this Section 4.1.11(a) shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Demand Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder may elect to include in such underwriting all or a part of the Demand Securities he holds. If other holders of registration rights request inclusion in any registration statement pursuant to this Section 4.1.11(a), such holders may be included in the underwriting conditioned on their acceptance of the further applicable provisions of this Section 4.1.11(a). The Company shall (together with other holders proposed to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. If the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then securities held by holders other than the Initiating Holders shall be excluded from such registration to the extent so required by such limitation.

                 (b) PIGGY-BACK REGISTRATION RIGHTS. The Company covenants and agrees with the Purchaser and any subsequent holders of the Note, the Warrants and/or Warrant Shares that, in the event the Company proposes to file a registration statement under the Securities Act with respect to a firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to the Purchaser at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to such holders the opportunity to include in such registration statement such number of shares of Common Stock issued upon conversion of the Note or Warrant Shares or both (the "Piggy-back Securities", and together with the securities referred to in Section 4.1.11(a) above, the "Registrable Securities") as they may request. Holders desiring inclusion of Piggy-back Securities in such registration statement shall so inform the Company by written notice, given within ten days of the giving of such notice by the Company in accordance with the provisions of Section 8.11 hereof. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company, if any, included therein for the account of any person other than the Company and the holders. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of the Piggy-back Securities, requested to be included in the registration concurrently with the securities being registered by the Company, would materially adversely affect the distribution of such securities by the Company for its own account, then the holders of the Registrable Securities shall delay their offering and sale of the Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 120 days, as the managing underwriter shall request, provided that if any other securities are included in such registration statement for the account of any person other than the Company and the holders of Piggy-back Securities, then such securities, including the Piggy-back Securities, so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such person. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this
         Section 4.1.11(b). The Company shall continuously maintain in effect any registration statement with respect to which the Piggy-back Securities have been requested to be included (and so included) for a period of not less than 180 days after the effectiveness of such registration statement ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Piggy-back Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy- back Securities and fees and distributions of counsel and other advisors (if any) to the holders requesting that the Piggy-back Securities be offered will be borne by such holders.

                 (c) OTHER MATTERS. In connection with the registration of Registrable Securities in accordance with Sections 4.1.11(a) or (b) above, the Company agrees to:

                          (i) Use its commercially reasonable efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the holders of such Registrable Securities shall designate; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, and use its commercially reasonable efforts to do any and all other acts and things which may be necessary or advisable to enable the holders of Registrable Securities to consummate the sale, transfer, or other disposition of such securities in any jurisdiction;

                          (ii) Enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and each holder of Registrable Securities included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel and accountants' cold comfort letters with any underwriter who participates in the offering of Registrable Securities;

                          (iii) Pay all expenses in connection with the registration of the Registrable Securities under the Securities Act and compliance with the provisions of clause
                 (i) above, except to the extent otherwise provided in Sections 4.1.11(a) and (b); and

                          (iv) List the Registrable Securities on each securities exchange, if any, on which the Common Stock is listed.

                 In connection with the registration of Registrable Securities in accordance with Paragraph (b) above, the holders agree to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses (not otherwise inconsistent with this Agreement), and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

                 (d) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for such shares of Common Stock (or any option or other right for such securities), except for any securities that may be issued to the holders pursuant to the Note or the Warrants during the 15-day period prior to, and during the 60-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with
         Section 4.1.11(a) (other than as part of such registration).

                 (e) RULE 144. With a view to making available to Purchaser the benefits of certain rules of the Securities and Exchange Commission (the "Commission") that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its commercially reasonable best efforts to: (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Securities Act, and the Company will take such further action to the extent reasonably required from time to time to permit the Purchaser to sell Registrable Securities (whether or not any such securities have been the subject of a demand or piggy-back request under Section 4.1.11(a) and (b) hereof) without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission and (ii) promptly furnish Purchaser a copy of all such reports and documents upon request. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements.

                 (f) OTHER REGISTRATION RIGHTS. The Company hereby agrees that it shall not grant any additional registration rights with respect to shares of its Common Stock, warrants to purchase its Common Stock or securities convertible into its Common Stock, which are inconsistent with the provisions of this Agreement.

                 4.1.12 FURTHER ASSURANCES. Each Seller covenants that it shall cooperate with Purchaser and execute such further instruments and documents as Purchaser shall reasonably request to carry out to the satisfaction of Purchaser the transactions contemplated by this Agreement.

         4.2 REPORTING COVENANTS. So long as any principal or other amounts due and owing under the Note remain outstanding, the Sellers will furnish to
Purchaser:

                 4.2.1 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Company occurring after the date hereof, a Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young LLP or other independent public accountants of comparable recognized national standing, which such report shall state that such Consolidated Financial Statements present fairly the Consolidated financial position as at the end of such fiscal year, and the Consolidated results of operations and cash flows for such fiscal year, in accordance with GAAP, of the Company and its Subsidiaries.

                 4.2.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the end of each fiscal quarter of the Company occurring after the date hereof (other than the fourth quarter of each fiscal year of the Company), an unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company that they are complete and correct and that they fairly present in all material respects the Consolidated financial position as at the end of such fiscal quarter, and the Consolidated results of operations and cash flows for such fiscal quarter and such portion of the Company's fiscal year, in accordance with GAAP, of the Company and its Subsidiaries (subject to normal, year-end audit adjustments).

                 4.2.3 COMPLIANCE CERTIFICATE. Together with the Financial Statements required pursuant to Sections 4.2.1 and 4.2.2 above, a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit F, together with or accompanied by such financial or other details, information, and material as Purchaser may reasonably request to evidence such compliance.

                 4.2.4 AUDITORS' NO DEFAULT CERTIFICATE; MANAGEMENT LETTERS. Together with the Financial Statements required pursuant to Section
         4.2.1 above, a certificate of the accountants who prepared the annual report referred to therein, to the effect that, in making the review necessary for their certification of such Financial Statements, they have obtained no knowledge of any Default or Event of Default, or if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof. Promptly following the preparation thereof, copies of each management letter formally issued to the Company by such accountants (together with any response thereto prepared by the Company).

                 4.2.5 NOTICE OF CERTAIN EVENTS. Promptly after a Responsible Officer obtains knowledge of the receipt or occurrence of any of the following, a certificate of a Responsible Officer of any Seller specifying (i) any official notice of any violation, non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the properties of such Seller or any of its Subsidiaries (which violation, non-compliance, or claim could have a Material Adverse Effect); (ii) any event which constitutes a default or an Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of such Seller or any of its Subsidiaries or of any security (as defined in the Securities Act) of such Seller or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Seller or its Subsidiary is taking or proposes to take with respect thereto; (iv) any dispute between such Seller or any of its Subsidiaries and any Governmental Authority, which, if adversely determined, would have a Material Adverse Effect; (v) any default or noncompliance of any party to any of the Operative Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which might adversely affect any of the Operative Documents; (vi) any event or condition which violates any Environmental Law which could potentially result in liability in excess of $250,000, or which could potentially result in remedial obligations in excess of $250,000, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such event or condition; or (vii) any event or condition which may reasonably be expected to have a Material Adverse Effect.

                 4.2.6 SHAREHOLDER COMMUNICATIONS, FILINGS, ETC. Promptly upon the mailing or filing thereof, copies of all Financial Statements, reports and proxy statements mailed to the Company's shareholders, and copies of all effective registration statements or periodic reports filed with the Commission.

                 4.2.7    INTENTIONALLY OMITTED.

                 4.2.8 ERISA. Promptly (and in any event within 30 days) after the Company or any of its Subsidiaries knows or has reason to know that a Reportable Event with respect to any Plan has occurred, that any Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that any Seller or any of its Subsidiaries will or may incur any liability to or on account of a Plan under Sections 4062, 4063, 4064, 4201, or 4204 of ERISA, such Seller will deliver to Purchaser a certificate of the Chief Financial Officer of such Seller setting forth information as to such occurrence and what action, if any, such Seller is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by such Seller or the plan administrator of any such Plan controlled by such Seller or its Subsidiaries, with the PBGC or (b) received by such Seller or its Subsidiaries from any plan administrator of a multiemployer or other Plan not under their control. Each Seller shall furnish to Purchaser and each other holder of securities a copy of each annual report (Form 5500 Series) of any Plan received or prepared by such Seller or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by any Seller or any of its Subsidiaries, as the case may be.

         4.3 NEGATIVE COVENANTS. So long as any principal or other amounts due and owing under the Note remain outstanding, without the prior written consent of the holders of a majority of the principal outstanding under the Note, the Sellers:

                 4.3.1 INDEBTEDNESS INCURRED. Shall not, and shall not permit any of their Subsidiaries to, issue, incur, assume or permit to exist any Indebtedness, except (a) the Note, (b) Indebtedness not in excess of $50,000 at any one time and secured by Permitted Liens described in Section 4.3.2 of this Agreement, (c) Indebtedness for unsecured trade payables and lease payables incurred in the ordinary course, (d) the Senior Obligations, (e) Indebtedness existing on the date of this Agreement and described on Schedule 4.3.1 hereto, and (f) preferred stock issued pursuant to that certain letter of intent attached hereto as Exhibit H hereto.

                 4.3.2 LIENS. Shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following (herein collectively called the "Permitted Liens"): (a) Liens for current taxes or special assessments not delinquent or for taxes or special assessments being contested in good faith and by appropriate proceedings that do not subject any Seller or any of its

         Subsidiaries to penalties under the Code or other applicable tax laws and for which adequate reserves shall have been established and are then being maintained in accordance with GAAP; (b) Liens in connection with the acquisition of tangible property after the date hereof and attaching only to the property acquired; (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits; (d) mechanics', workers', materialmen's, and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and are then maintained in accordance with GAAP; (e) easements, municipal and zoning ordinances, and rights of way restrictions not interfering with the ordinary conduct of the business of any Seller as conducted on the date of execution hereof; (f) Liens or deposits required by law as a condition to the transaction of business in the ordinary course; (g) intentionally omitted; (h) Liens incurred to secure the obligations incurred or undertaken in connection with this Agreement and the other Operative Documents; (i) Liens subject to a subordination agreement pursuant to which the Indebtedness evidenced thereby is subordinated to the Indebtedness evidenced by this Agreement and the other Operative Documents; and (j) Liens existing on the date of this Agreement and described on Schedule 4.3.2 hereto.

                 4.3.3 MERGERS. Shall not, and shall not permit any of their Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person (other than any sales or transfers by a Subsidiary to any Seller or to another Subsidiary), except that the Company may enter into or permit a transaction of purchase, merger or consolidation if (i) (A) the Company is the surviving entity, (B) immediately after such purchase, merger or consolidation (and giving effect thereto) no default under any Indebtedness shall have occurred and be continuing, and (C) the consolidated net worth of the surviving entity shall be equal to or greater than the consolidated net worth of the Company and its Subsidiaries immediately preceding such purchase, merger or consolidation, in each case as determined in accordance with GAAP, or
         (ii) the merger or consolidation is (X) between two or more wholly owned Subsidiaries of the Company or (Y) of one or more of the Subsidiaries with and into the Company.

                 4.3.4 DISPOSITION OF SUBSTANTIAL ASSETS. Shall not, and shall not permit any of their Subsidiaries to, sell, dispose of, or otherwise convey (by merger, consolidation, sale of stock or otherwise), in any single or related series of sales, dispositions, or conveyances, any assets of the Sellers or any Subsidiary if the aggregate fair market value (determined in good faith by the Board of Directors or management of the Sellers, as appropriate) of all assets (taking into account all liabilities related to such assets) so sold, disposed of or conveyed by the Company and its Subsidiaries after the date hereof would exceed the lesser of (a) $1,000,000 or (b) 25% of the aggregate fair market value of total assets of the Company and its Subsidiaries taken as a whole (taking into account all liabilities related to such assets) as of the end of the most recently ended fiscal year of the Company (other than any sales or transfers by a Subsidiary to any Seller or to another Subsidiary); provided that the Sellers may dispose of assets that are no longer used in or useful to the operations or business of the Sellers. Notwithstanding this
         Section 4.3.4, no assets of any Seller or its Subsidiaries shall be sold, disposed or otherwise conveyed at less than fair market value as determined in good faith by the Board of Directors or management of the Company, as appropriate, except (i) in accordance with the terms of the RFC Agreement and (ii) for compromises of accounts in the ordinary course of business.

                 4.3.5 CHARTER. Other than the Company, shall not, and shall not permit any of its Subsidiaries to, amend its Charter or its by-laws or create additional series or classes of shares.

                 4.3.6    SUBSIDIARY PAYMENTS AND ISSUANCES.

                 (a) Shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any agreement or undertaking which prohibits, restricts, or limits the ability of any of the Company's Subsidiaries to pay dividends or distributions to the Company; or

                  (b) Other than the Company, shall not, and shall not permit any of its Subsidiaries to, issue any securities.

                 4.3.7 TRANSACTIONS WITH AFFILIATES. Shall not enter into or maintain, and shall not permit any Subsidiary to enter into or maintain, any transaction or agreement with any of its or any Subsidiary's Affiliates other than any other Seller, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Seller or any of its Subsidiaries than would be obtained by such Seller or any such Subsidiary in a comparable arm's length transaction with a Person who is not an Affiliate of such Seller or any of its Subsidiaries.

                 4.3.8 LOAN, ADVANCES, AND INVESTMENTS. Shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse, or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock, or dividends of, or own, purchase, or acquire any stock, obligations, or securities of, or, except in the ordinary course of business as reasonably deemed appropriate by the management of the Company, make any Investment in any Person other than (a) the Sellers or any of their Subsidiaries or (b) United Network Services, L.L.C., a Delaware limited liability company (to the extent such loan, advance, guarantee, or Investment exists on the date of this Agreement), except that the Sellers or any of their Subsidiaries may:

                          (i) own, purchase or acquire (a) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. on the date of acquisition; (b) certificates of deposit of United States commercial banks (having a combined capital and surplus in excess of $100,000,000), (c) obligations of or guaranteed by the United States government or any agency thereof; and (d) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (a), (b) or (c) of this clause (i);

                          (ii) endorse negotiable instruments for collection in the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

                          (iii) make loans or advances to or Investments in a Person, in an aggregate amount of up to $100,000 at any one time outstanding; and

                          (iv) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods that those extended by similar businesses operated in a normal and prudent manner.

                 4.3.9 ENVIRONMENTAL MATTERS. Shall not cause or permit, and shall not allow any of its Subsidiaries to cause or permit, any of their respective properties to be in violation of, or do anything to permit anything to be done which will subject such property to any remedial obligations under any Environmental Laws, that could reasonably be expected to result in liability in excess of $250,000 or which could reasonably be expected to result in remedial obligations in excess of $250,000 assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant property.

                 4.3.10 ERISA COMPLIANCE. Shall not permit any Plan maintained by it or any Subsidiary to:

                          (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code:

                          (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                          (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Sellers or their Subsidiaries pursuant to Section 4068 of ERISA.

                 4.3.11 SALE AND LEASEBACK. Shall not, and shall not permit any of its Subsidiaries to, enter into any arrangements with any lender or investor or to which such lender or investor is a party providing for the leasing by the Sellers or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Sellers or any Subsidiary to such lender or investor or any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Sellers or any Subsidiary.

                 4.3.12 SALE OF STOCK AND DEBT OF SUBSIDIARIES. Shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another Subsidiary and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold; provided that such sale or disposition does not violate Section 4.3.4 hereof; provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company, and all its Subsidiaries are simultaneously being sold as permitted by this
         Section 4.3.12).

                 4.3.13 CERTAIN CONTRACTS. Except as otherwise specifically permitted by any other provision of Section 4.3, shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to (i) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides an obligation to make payments under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (unrelated to the lease in question), (ii) any contract for the sale or use of materials, supplies, or other property, or the rendering of services, if such contract (or any related document) provides that payment for such materials, supplies or other property, or the use thereof or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or (iii) any other contract which is, or, in the economic effect, is substantially equivalent to, a guarantee, except, with respect to (iii) hereof, as permitted under
         Section 4.3.1 hereof.





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

                                   ARTICLE V

                               CONVERSION RIGHTS

         5.1 CONVERSION RIGHTS. The Note shall be convertible into Common Stock as follows:

                 5.1.1 CONVERSION AT HOLDER'S OPTION. Subject to the provisions of Section 5.2 hereof, the holder of the Note shall have the right at such holder's option, at any time and from time to time after the date of issuance of the Note and without the payment of any additional consideration, to convert the Note, in whole or in part, into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 5.1.2 below) in effect on the Conversion Date (as defined in Section 5.1.3 below) upon the terms hereinafter set forth.

                 5.1.2 NUMBER OF SHARES. In the event of a conversion pursuant to Sections 5.1.1 and 5.2, the Note shall be converted into such number of shares of Common Stock as is determined by dividing (x) $1,000,000 (plus accrued and unpaid interest on the portion of the Note so converted through the Conversion Date) by (y) the Conversion Price in effect on the Conversion Date. If less than the full principal amount of the Note is converted, the accrued and unpaid interest shall be calculated on a pro rata basis. The "Conversion Price" shall be the lesser of (i) $1.00 per share of Common Stock (the "Initial Conversion Price") and (ii) 85% of the Current Market Price, as defined in Section 5.1.6 below, on the Conversion Date. Such Initial Conversion Price shall be subject to adjustment in order to adjust the number of shares of Common Stock into which the Note is convertible, as hereinafter provided.

                 5.1.3 MECHANICS OF CONVERSION. The holder of the Note may exercise the conversion right specified in Section 5.1.1 by surrendering to the Company or any transfer agent of the Company the Note to be converted. If the certificate representing shares of Common Stock issuable upon conversion of the Note is to be issued in a name other than the name on the face of the Note, such Note shall be accompanied by such evidence of the assignment and such evidence of the signatory's authority with respect thereto as deemed appropriate by the Company or its transfer agent. Conversion shall be deemed to have been effected with respect to conversions pursuant to Section 5.1.1, on the date when delivery of notice of an election to convert pursuant to Section 5.1.1 is made, and such applicable date is referred to herein as the "Conversion Date." Subject to the provisions of Section 5.1.5(f), as promptly as practicable after the Conversion Date (and after surrender of the Note to the Company), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled upon such conversion, and a check or cash with respect to any fractional interest in a share of Common Stock, as provided in Section 5.1.4. Subject to the provisions of Section 5.1.5(f), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the Note the

         Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new Note representing the remaining unconverted principal amount of the Note so surrendered.

                 5.1.4 FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of the Note. The number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Note to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price, as defined in Section 5.1.6 below.

                 5.1.5 CONVERSION PRICE AND NUMBER OF SHARES ADJUSTMENTS. The Initial Conversion Price shall be subject to adjustment from time to time as follows:

                          (a)     Common Stock Issued at Less Than the
                 Conversion Price. If the Company shall issue any Common Stock, other than Excluded Stock, without consideration or for consideration per share less than the lower of (1) the Initial Conversion Price in effect immediately prior to such issuance and (2) the Current Market Price, the Initial Conversion Price in effect immediately prior to each such issuance shall immediately (except as otherwise expressly provided below) be reduced to the price that is equivalent to such consideration received by the Company upon such issuance; provided that this
                 Section 5.1.5(a) shall expire and be of no force and effect after April 1, 1998.

                                  (i)      Issuance for Cash. In the case of
                          the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                                  (ii)     Consideration Other Than Cash. In
                          the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities that by their terms are exchangeable for such Common Stock), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                                  (iii)    Options and Convertible Securities.
                          In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable, or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable), other than in each case Excluded Stock as defined in Section 5.1.5(b) below:

                                        (A)     the aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5.1.5(a)(i) and (ii) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                        (B)     the aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Sections 5.1.5(a)(i) and (ii) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                        (C)     on any change in the number of
                                  shares of Common Stock deliverable upon
                                  exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                        (D)     on the expiration or
                                  cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Initial Conversion Price shall have been adjusted upon the issuance thereof, the Initial Conversion Price shall forthwith be readjusted to such Initial Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                        (E)     if the Initial Conversion Price
                                  shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                 In addition to the adjustments set forth above, the Initial Conversion Price shall be immediately reduced on a pari passu basis with the conversion, exercise, or strike price of any other derivative securities of the Company whether now outstanding or hereafter issued.

                          (b)     Excluded Stock. "Excluded Stock" shall mean
                 (i) shares of Common Stock issued or reserved for issuance by the Company upon exercise of warrants outstanding on the date hereof, other than warrants described in Schedule 5.1.5 hereto, (ii) shares of Common Stock issued or reserved for issuance by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, each of which is subject to the provisions of Section 5.1.5(c) below, (iii) shares of Common Stock issued to Purchaser or any holder of the Note or the Warrants, or (iv) grants of options and shares of Common Stock issuable or issued thereunder pursuant to the Company's stock option plans existing on the date hereof. All shares of Excluded Stock which the Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 5.1.5(a).

                          (c)     Stock Dividends, Subdivisions,
                 Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Initial Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the Note surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had the Note been converted immediately prior to such date. Successive adjustments in the Initial Conversion Price shall be made whenever any event specified above shall occur.

                          (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of Indebtedness of the Company or any Subsidiary or (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in 5.1.5(c) above), or
                 (iv) of rights or warrants (excluding those referred to in Section 5.1.5(a) above), in each case the Initial Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (A) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Initial Conversion Price per share on such record date, less (2) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (B) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Initial Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Initial Conversion Price which would then be in effect if such record date had not been fixed.

                          (e) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5.1.5 shall be made to the nearest cent or to the nearest one thousandth (1/1000th) of a share, as the case may be. Any provision of this Section 5.1.5 to the contrary notwithstanding, no adjustment in the Initial Conversion Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 of more; provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

                          (f) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 5.1.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of the Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 5.1.4; provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                 5.1.6 CURRENT MARKET PRICE. The Current Market Price at any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for five consecutive trading days ending one trading day before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such five trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by The Nasdaq Stock Market, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market or any comparable system, or, if the common stock is not listed on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value per share of Common Stock as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

                 5.1.7 STATEMENT REGARDING ADJUSTMENTS. Whenever the Initial Conversion Price shall be adjusted as provided in Section 5.1.5, the Company shall forthwith file, at the office of any transfer agent for the Note and Common Stock and at the principal office of the

         Company, a statement showing in detail the facts requiring such adjustment and the Initial Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder the Note at its address appearing on the Company's records. Each such statement shall be signed by the Company's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5.1.8.

                 5.1.8 NOTICE TO HOLDERS. In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Initial Conversion Price), (iii) or (iv) of
         Section 5.1.5, or described in Section 5.1.11, the Company shall give notice to each holder of the Notes, in the manner set forth in Section 5.1.7, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Initial Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                 5.1.9 TREASURY STOCK. For the purposes of this Section 5.1, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

                 5.1.10 COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of the Note; provided that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Notes in respect of which such shares are being issued.

                 5.1.11 CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE. In case of any consolidation with or merger of the Company with or into another corporation or other entity, or in case of any sale, lease or conveyance to another corporation or other entity of the assets of the Company as an entirety or substantially as an entirety, the Note shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance, as if the Note was then optionally convertible or mandatorily convertible, as the case may be) upon conversion of the Note would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Note (including without limitation the definition of Current Market Price) shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Note.

         5.2 LIMITATION ON CONVERSION. So long as the Company satisfies the continued listing requirements of the Nasdaq National Market, the conversion rights set forth above in Section 5.1 and the right to exercise the Warrants as set forth in the Warrant Agreement shall be limited so that, upon conversion of the Note or exercise of the Warrants or both, the Purchaser's aggregate ownership of the Company will be less than 20% of the shares of Common Stock outstanding on the date of issuance of the Note and the Warrants; provided that such limitation shall cease and this Section 5.2 shall become null and void upon the approval of the issuance of the Note and the Warrants by the shareholders of the Company or the National Association of Securities Dealers, Inc. or upon such other event as shall allow the conversion or exercise or both, as appropriate, without violating the applicable requirements of the Nasdaq National Market.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         6.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any one or more of the following events (herein called "Events of Default") shall have occurred:

                 (a) all or any part of the principal of the Note is not paid when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, or otherwise;

                 (b) all or any part of the interest on the Note is not paid within three days of the date when the same shall become due and payable;

                 (c) all or any part of any other amount owing to Purchaser pursuant to the terms of this Agreement or the Note is not paid within three days of the date when such other amount is due and payable;

                 (d) default shall occur in the observance or performance of any covenant contained in Article IV of this Agreement;

                 (e) default shall occur in the observance or performance of any of the other covenants or agreements of the Sellers contained in this Agreement, any other Operative Document or any other agreement evidencing Indebtedness by the Sellers or any of their Subsidiaries, which is not remedied within ten days after notice thereof to the Company;

                 (f) a receiver, conservator, custodian, liquidator or trustee of any Seller or any of its Subsidiaries or of all or any of the assets of any of them, is appointed by court order and such order remains in effect for more than 30 days; or an order for relief is entered under the federal or any foreign bankruptcy laws with respect to any Seller or any of its Subsidiaries; or any of the material assets of any of them is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against any Seller or any of its Subsidiaries under the bankruptcy, reorganization, moratorium, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or other similar law of any applicable Governmental Authority, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

                 (g) any Seller or any of its Subsidiaries files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, moratorium, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or other similar law of any applicable Governmental Authority, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                 (h) any Seller or any of its Subsidiaries makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of any Seller or any of its Subsidiaries, or of all or any part of the assets of any of them;

                 (i) final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against any Seller or any of its Subsidiaries or such Seller or such Subsidiary shall not
         (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof within 15 days from the date of entry thereof and within said period of 15 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, without limitation, by providing adequate bond for such judgment;

                 (j) any representation, warranty, or certification made by any Seller or any of its Subsidiaries, or any of their officers in this Agreement or any other Operative Document or in any certificate, report, Financial Statement, or other instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which they were made;

                 (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any Plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 4.12 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any

         ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                 (l) the occurrence of an "Event of Default" as defined in the Furst Agreement;

then, when any Event of Default described in clause (a), (b), (c), (d), (e),
(i), (j), (k), or (l) above has occurred and shall be continuing, the principal of the Note and the interest accrued thereon and all other amounts due hereunder (the "other payments") shall, upon written notice from Purchaser, forthwith become and be due and payable, if not already due and payable, without presentment, further demand or other notice of any kind. When any Event of Default described in clause (f), (g) or (h) above has occurred, then the principal of the Note, the interest accrued thereon, and the other payments shall immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind. If any principal, installment of interest, or other payment is not paid in full on the due date thereof whether by maturity, or acceleration or any Event of Default has occurred and is continuing, then the outstanding principal balance of the Note, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law, and all other payments will bear additional interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the lesser of (i) the Highest Lawful Rate or (ii) an amount equal to the then applicable interest rate on the Note plus 2% per annum (such applicable rate being referred to as the "Default Rate"), compounded monthly, until the payment is received or the Event of Default is cured, if permitted, or waived. If payment of the Note is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default. The Sellers shall pay to the holder of the Note all reasonable out-of-pocket costs and expenses, incurred by such holder in any effort to collect the Note and other payments, including the reasonable attorneys fees and expenses for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate.

         6.2     SUITS FOR ENFORCEMENT. If any Event of Default specified in
Section 6.1 above has occurred and is continuing, the holder of the Note may pursue any available remedy to protect and enforce such holder's rights, including without limitation, instituting a suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Operative Document, or in aid of the exercise of any power granted in this

Agreement or any other Operative Document, or to enforce any other legal or equitable right or remedy of such holder.

         6.3 INDEMNIFICATION. The Sellers agree, jointly and severally, to indemnify, defend, and hold Purchaser harmless from, against, and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that Purchaser shall incur or suffer, which arise, result from, or relate to (a) any breach of, or failure by any Seller or any of its Subsidiaries to perform, any of its representations, warranties, covenants, or agreements in this Agreement or any other Operative Document or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by any Seller or any of its Subsidiaries hereunder or thereunder, or in the Charter of any Seller or any of its Subsidiaries or (b) any claims of any applicable Governmental Authority or other Person arising under any Environmental Law.

         6.4 DELAYS OR OMISSIONS. No failure to exercise or delay in the exercise of any right, power or remedy accruing to any holder of the Note upon any breach or default of any Seller or any of its Subsidiaries under this Agreement or any other Operative Document shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default hereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         6.5 REMEDIES CUMULATIVE. All remedies, under either this Agreement or any other Operative Document, by law or otherwise afforded to any holder of the Note, shall be cumulative and not alternative.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO CLOSING BY PURCHASER. The obligation of Purchaser to purchase the Note and the Warrants, as the case may be, on the Closing Date is subject to the fulfillment to its satisfaction at or prior to the Closing Date of each of the following conditions:

                 7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3.1 shall be true and correct when made and shall be true and correct as of the Closing Date as if made on the Closing Date.

                 7.1.2 PERFORMANCE; DEFAULTS. The Sellers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date and, after giving effect to the issue and sale of the Note and the Warrants, no default or Event of Default shall have occurred and be continuing.

                 7.1.3 LEGAL INVESTMENT. As of the Closing Date, the purchase of the Note and the Warrants by Purchaser shall (a) be legally permitted by all laws and regulations to which regulations of each jurisdiction to which each Seller and Purchaser are subject, (b) not violate any applicable Governmental Requirement, and (c) not subject to any tax, penalty, or liability under or pursuant to any applicable Governmental Requirement.

                 7.1.4 PROCEEDINGS AND DOCUMENTS. As of the Closing Date, all corporate, if applicable, and other proceedings in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received on or prior to the Closing Date copies of all such legal documents or proceedings taken in connection with the consummation of the transactions as it shall have reasonably requested.

                 7.1.5 QUALIFICATIONS. As of the Closing Date, all authorizations, approvals, or permits of or filings with any Governmental Authority that are required by law in connection with the lawful issuance, sale, and delivery of the Note and the Warrants (as applicable) shall have been duly obtained by each Seller and shall be effective on and as of the Closing Date.

                 7.1.6 CONSENTS. On or prior to the Closing Date, each Seller shall have received in writing consents required of third parties for the consummation of the transactions contemplated hereby, pursuant to any law, contract, agreement, or instrument by which such Seller is bound or to which it is subject.

                 7.1.7    CERTIFICATES.

                 (a) Each Seller shall have delivered to Purchaser certificates executed by their respective Chief Executive Officer, dated as of the Closing Date, certifying that all representations and warranties of such Seller in this Agreement are true and correct, and such other matters as Purchaser shall have reasonably requested.

                 (b) Each Seller shall have delivered to Purchaser copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of such Seller:

                          (i) the certificate and articles of association of such Seller (certified by the appropriate Governmental Authority) and all amendments thereof, certified as true and correct as of the Closing Date;

                          (ii) the by-laws of such Seller as of the Closing Date; and

                          (iii) resolutions of the Board of Directors of such Seller, the form and substance of which are satisfactory to Purchaser, authorizing (A) the execution, delivery, and performance of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby, (B) the execution, issuance, sale, delivery, and performance of the Note, and (C) the reservation of the Warrant Shares (as applicable).

                 7.1.8 GOOD STANDING CERTIFICATES. The Company shall have delivered a certificate of status relating to each Seller from the Secretary of State of the respective jurisdiction of incorporation dated not more than ten days prior to the Closing Date.

                 7.1.9 LEGAL OPINION. The Sellers shall have delivered to Purchaser the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Sellers, dated as of the Closing Date and substantially in the form of Exhibit G attached hereto.

                 7.1.10 FEES AND EXPENSES. The Sellers shall have paid to Purchaser the fees, costs, and expenses that the Sellers are obligated to pay pursuant to Section 4.1.8 hereof.

                 7.1.11 OPERATIVE DOCUMENTS. Each Seller shall have executed and delivered to Purchaser each of the Operative Documents to which such Person is a party.

         7.2 CONDITIONS TO CLOSING BY THE COMPANY. The obligations of the Sellers to sell the Note and the Warrants to Purchaser are subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                 7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 3.2 shall be true and correct when made, and shall be true and correct as of the Closing Date as if made on the Closing Date.

                 7.2.2 PERFORMANCE; PAYMENT. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, including the payment of the Purchase Price as consideration for the Note and Warrants shall have been performed or complied with.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 CONSENT TO AMENDMENTS; WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Sellers and Purchaser. Any waiver, permit, consent, or approval of any kind or character on the part of such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         8.2 SURVIVAL OF TERMS; FAILURE TO CLOSE. All representations, warranties, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of Purchaser. Notwithstanding anything herein to the contrary, in the event the Closing Date has not occurred on or before October 15, 1997 because one or more conditions set forth in Article VII has not been satisfied, Purchaser may terminate its obligations under this Agreement by written notice to the Sellers.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment. This Agreement and the rights and obligations of the Sellers shall not be assigned without the prior written consent of Purchaser.

         8.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

         8.5 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         8.6 GOVERNING LAW. Each Seller hereby consents and agrees that this Agreement shall be deemed a contract and instrument made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

         8.7     DISPUTES; EXCLUSIVE METHOD; JURISDICTION.

         (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THE NOTE OR THE OTHER OPERATIVE DOCUMENTS, INCLUDING ANY CLAIM OR CONTROVERSY OF ANY KIND BASED ON OR ARISING IN TORT, SHALL BE DETERMINED EXCLUSIVELY BY BINDING ARBITRATION IN ACCORDANCE WITH THE U.S. FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, APPLICABLE STATE LAW), THE RULES OF PRACTICE AND

PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES AND THE RULES SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE RULES SET FORTH IN SECTION 8.7(B) BELOW SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTE OR THE OTHER OPERATIVE DOCUMENTS MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH EITHER THE NOTE OR ANY OPERATIVE DOCUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (b) THE ARBITRATION SHALL BE CONDUCTED IN HOUSTON, TEXAS AND ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. ALL ARBITRATION HEARINGS WILL BE COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION. THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS. THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO AWARD PUNITIVE, CONSEQUENTIAL, OR INCIDENTAL DAMAGES.

         (c) THE PROVISIONS OF THIS SECTION 8.7 SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE DOCUMENTS EVIDENCING THE TRANSACTIONS. EACH PARTY AGREES TO KEEP ALL DISPUTES AND ARBITRATION PROCEEDINGS STRICTLY CONFIDENTIAL, EXCEPT FOR DISCLOSURES OF INFORMATION REQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PARTIES OR BY APPLICABLE LAW OR REGULATION.

         (d) Each of the parties hereto submits itself and its property to the personal jurisdiction of the United States District Court for the Southern District of Texas and the courts of the State of Texas sitting in and for Harris County in any such action or proceeding.

         8.8 FINAL AGREEMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE SELLERS AND PURCHASER CONCERNING THE MATTERS REFERRED TO HEREIN AND THEREIN, AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE SELLERS AND PURCHASER RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. Any conflict or ambiguity between the terms and provisions of this Agreement and the terms and provisions of any other Operative Document shall be controlled by the terms and provisions hereof.

         8.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         8.10 FURTHER COOPERATION. At any time and from time to time, and at its own expense, the Sellers shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as Purchaser may reasonably request in order to further effect the purposes of this Agreement and the other Operative Documents.

         8.11 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telecopy, or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

         8.12 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Purchaser in exercising any right or remedy under this Agreement, the Note, or any other Operative Document and no course of dealing between the Sellers and Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement, the Note, or any other Operative Document preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement, the Note, or any other Operative Document. The rights and remedies expressly provided are cumulative and not exclusive and any rights or remedies that Purchaser would otherwise have. No notice to or demand on the Sellers not otherwise required by this Agreement, the Note, or any other Operative Document in any case shall entitle the Sellers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchaser to any other or further action in any circumstances without notice or demand.

         8.13 EXHIBITS; SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered to be a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits or schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         8.14 MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Sellers to Purchaser under this Agreement and the other Operative Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to Purchaser limiting rates of interest which may be contracted for, charged, reserved, received, or taken by Purchaser. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state Laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to Purchaser then, in that event, notwithstanding anything to the contrary in this Agreement or any other Operative Document, it is agreed as follows: (a) the provisions of this Section
8.14 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged, received, reserved, or taken under this Agreement or any other Operative Document, or otherwise in connection with this Agreement or the transactions contemplated by the Operative Documents by Purchaser shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to Purchaser herein called the "Highest Lawful Rate"), and any excess shall be credited to the Sellers by Purchaser (or, if such consideration shall have been paid in full, such excess refunded to the Sellers); (c) all sums paid, or agreed to be paid, to Purchaser for the use, forbearance, and detention of any indebtedness of the Sellers to Purchaser hereunder or under any other Operative Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of any such indebtedness until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate; and (d) if at any time the sum of the interest and all other amounts payable pursuant to this Agreement and the other Operative Documents that are deemed to be interest under applicable law exceeds that amount which would have accrued at the Highest Lawful Rate, the interest and other amounts to accrue to Purchaser pursuant to this Agreement and the other Operative Documents shall be limited, notwithstanding anything to the contrary in this Agreement or any other Operative Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest or other amounts payable to Purchaser pursuant to this Agreement and the other Operative Documents below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and the other Operative Documents and such other amounts deemed to be interest equals the amount that would have accrued to Purchaser if the rate per annum set forth in the Note had at all times been in effect, plus all other amounts that which would have been received but for the effect of this Section 8.14. For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to Purchaser, the Sellers agree that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article; provided that Purchaser may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to Purchaser if greater. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or any other Operative Document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        THE WILLIS GROUP LLC

                                        By: /s/ MARK WILLIS
                                           -------------------------------
                                        Name:   Mark Willis
                                             -----------------------------
                                        Title:  President
                                              ----------------------------

                                        Address for Notice:

                                        10235 W. Little York
                                        Suite 417
                                        Houston, Texas 77040
                                        Attention: Mark Willis
                                                  -------------------
                                        Telecopy:  713-626-8333
                                                  -------------------





           [NOTE AND WARRANT PURCHASE AGREEMENT -- Signature Page 1]

                                           EQUALNET HOLDING CORP.


                                           By: /s/ ZANE RUSSELL
                                              -------------------------------
                                           Name:   Zane Russell
                                                -----------------------------
                                           Title:  President
                                                 ----------------------------


                                           Address for Notice:

                                           EqualNet Holding Corp.
                                           1250 Wood Branch Park Drive
                                           Houston, Texas 77079-1212
                                           Attention: General Counsel
                                           Telecopy: (281)529-4686

                                           with a copy to:

                                           Fulbright & Jaworski L.L.P.
                                           1301 McKinney
                                           Suite 5100
                                           Houston, Texas 77010
                                           Attention: Robert F. Gray, Jr.
                                           Telecopy: (713)651-5246





           [NOTE AND WARRANT PURCHASE AGREEMENT -- Signature Page 2]

                                           EQUALNET CORPORATION


                                           By: /s/ ZANE RUSSELL
                                              -------------------------------
                                           Name:   Zane Russell
                                                -----------------------------
                                           Title:  President
                                                 ----------------------------

                                           Address for Notice:

                                           EqualNet Holding Corp.
                                           1250 Wood Branch Park Drive
                                           Houston, Texas 77079-1212
                                           Attention: General Counsel
                                           Telecopy: (281)529-4686

                                           with a copy to:

                                           Fulbright & Jaworski L.L.P.
                                           1301 McKinney
                                           Suite 5100
                                           Houston, Texas 77010
                                           Attention: Robert F. Gray, Jr.
                                           Telecopy: (713)651-5246





           [NOTE AND WARRANT PURCHASE AGREEMENT -- Signature Page 3]

                                           TELESOURCE, INC.


                                           By: /s/ MARK VANEMAN
                                              -------------------------------
                                           Name:   Mark VanEman
                                                -----------------------------
                                           Title:  President
                                                 ----------------------------

                                           Address for Notice:

                                           EqualNet Holding Corp.
                                           1250 Wood Branch Park Drive
                                           Houston, Texas 77079-1212
                                           Attention: General Counsel
                                           Telecopy: (281)529-4686

                                           with a copy to:

                                           Fulbright & Jaworski L.L.P.
                                           1301 McKinney
                                           Suite 5100
                                           Houston, Texas 77010
                                           Attention: Robert F. Gray, Jr.
                                           Telecopy: (713)651-5246





           [NOTE AND WARRANT PURCHASE AGREEMENT -- Signature Page 4]

                                           EQUALNET WHOLESALE SERVICES, INC.


                                           By: /s/ ZANE RUSSELL
                                              -------------------------------
                                           Name:   Zane Russell
                                                -----------------------------
                                           Title:  President
                                                 ----------------------------

                                           Address for Notice:

                                           EqualNet Holding Corp.
                                           1250 Wood Branch Park Drive
                                           Houston, Texas 77079-1212
                                           Attention: General Counsel
                                           Telecopy: (281)529-4686

                                           with a copy to:

                                           Fulbright & Jaworski L.L.P.
                                           1301 McKinney
                                           Suite 5100
                                           Houston, Texas 77010
                                           Attention: Robert F. Gray, Jr.
                                           Telecopy: (713)651-5246





           [NOTE AND WARRANT PURCHASE AGREEMENT -- Signature Page 5]

                                   EXHIBIT B

                                       TO

                      NOTE AND WARRANT PURCHASE AGREEMENT

                                    FORM OF

                               WARRANT AGREEMENT

         This WARRANT AGREEMENT dated as of October ___, 1997, between EQUALNET HOLDING CORP., a Texas corporation (the "Company"), and THE WILLIS GROUP, LLC, a Texas limited liability company ("Willis" and, together with any transferee of Warrants or Warrant Shares, the "Warrant Holders(s)").

         WHEREAS, Willis, the Company, EqualNet Corporation, Telesource, Inc., and EqualNet Wholesale Services, Inc., have entered into a certain Note and Warrant Purchase Agreement (the "Note Purchase Agreement") dated October ___, 1997; and

         WHEREAS, the Company proposes to issue to Willis as partial consideration for Willis's entering into the Note Purchase Agreement, common stock purchase warrants (the "Warrants") to purchase up to 200,000 shares (the "Warrant Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue and deliver the Warrants to Willis on the Closing Date referred to in the Note Purchase Agreement. The aggregate number of Warrants to be issued and delivered shall be 200,000 (subject to further limitation as provided herein). The Warrants shall be exercisable on or after October ___, 1997. The text of each Warrant shall be substantially as set forth in the Warrant Certificate attached as Exhibit A hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President, or Vice President of the Company, attested by the manual or facsimile signature of the present or future Secretary or an Assistant Secretary of the Company. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Warrant Agreement.

         Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         Subject to Article V of the Note Purchase Agreement, the demand and the piggy-back registration rights set forth in Section 16 hereof may be exercised at any time during the term of the Warrants.

         2.      REPRESENTATIONS AND WARRANTIES.

         (a)     The Company hereby represents and warrants as follows:

                 (i) POWER AND AUTHORITY. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant Agreement, to grant, issue, and deliver the Warrants and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock or other securities issuable upon exercise of the Warrants. This Warrant Agreement has been duly executed and delivered by the Company.

                 (ii) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Warrants and of this Warrant Agreement, will be legally and validly issued, fully paid and non- assessable and will be free of any preemptive rights of shareholders or any restrictions.

         (b)     The Warrant Holder hereby represents and warrants as follows:

                 (i) ACCREDITED INVESTOR. The Warrant Holder is an "accredited investor" within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment. The Warrant Holder has made its own evaluation of its investment in the Warrants, based upon such information as is available to it and without reliance upon the Company or any other person or entity, and the Warrant Holder agrees that neither the Company nor any other person or entity has any obligation to furnish any additional information to the Warrant Holder except as expressly set forth herein.

         3. CONDITIONS TO PURCHASE. Willis's obligations hereunder shall be subject to satisfaction of the following conditions on the Closing Date referred to in the Note Purchase Agreement:

                 (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Warrant Agreement and the Warrants and all other legal matters relating to this Warrant Agreement, the Warrants and the transactions





                                  Exhibit B-2
         contemplated hereby shall be satisfactory in all respects to Vinson & Elkins L.L.P., counsel for Willis, in their reasonable judgment, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass judgment upon such matters.

                 (b) There shall have been duly tendered to Willis or upon the order of Willis a certificate or certificates representing the Warrants.

                 (c)      Each of the "Conditions Precedent" set forth in
         Article VII of the Note Purchase Agreement shall have been satisfied.

         4. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Warrants shall be registered initially in such names and such denominations as Willis has specified to the Company.

         5. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant certificate may be exchanged at the option of the Warrant Holder thereof for another certificate or certificates of different denominations entitling the Warrant Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Warrant Holder to purchase. Any Warrant Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Warrant Agreement as the Warrants surrendered for such exchange, transfer or exercise.

         6. TRANSFER OF WARRANTS. Subject to the provisions of Section 14 hereof, the Warrants shall be transferrable only on the Warrant Register upon delivery to the Company of the Warrant certificate or certificates duly endorsed by the Warrant Holder or by his duly authorized attorney-in-fact or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.





                                  Exhibit B-3

         7.      TERM OF WARRANTS; EXERCISE OF WARRANTS.

         (a) Each Warrant entitles the Warrant Holder thereof to purchase one share of Common Stock during the time period and subject to the conditions set forth in the respective Warrant Certificates at an exercise price of [$________] per share, subject to adjustment in accordance with Section 12 hereof (the "Exercise Price"). Each Warrant terminates on the fifth anniversary of the date on which such Warrant becomes exercisable in accordance with its terms (the "Expiration Date").

         (b) The Exercise Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 12 of this Warrant Agreement. Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 12 of this Warrant Agreement or upon a net exercise pursuant to this subsection of this Warrant Agreement, for the number of shares in respect of which such Warrants are then exercised. The Warrant Holder may (i) pay the Exercise Price in cash, by certified or official bank check payable to the order of the Company, or by the surrender to the Company of securities of the Company having a Market Price equal to the Exercise Price or by the surrender to the Company of indebtedness owed by the Company pursuant to the Note Purchase Agreement (in which case the Company will accept such specified unpaid principal amount in full payment, as if such payment had been made in cash) or (ii) make an exercise of Warrants for "Net Warrant Shares." The number of Net Warrant Shares will be determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the number of Warrant Shares issuable upon exercise of the Warrants or portion of Warrants in question. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrants. "Market Price" shall mean the then current market price per share of Common Stock, as determined in paragraph 12.1(e). "EP" shall mean the Exercise Price.

         Subject to paragraph 7(c) hereof, upon such surrender of Warrants, and payment of the Exercise Price, with cash or securities, or upon a net exercise as aforesaid, the Company at its expense shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Warrant Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of the surrender of such Warrants and payment of the Exercise Price or receipt of shares by net exercise as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election





                                  Exhibit B-4
of the Warrant Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.

         (c) So long as the Company satisfies the continued listing requirements of the Nasdaq National Market, the exercise rights set forth above and the right to convert the Note as set forth in the Note Purchase Agreement shall be limited so that, upon conversion of the Note or exercise of the Warrants or both, the Purchaser's aggregate ownership of the Company will be less than 20% of the shares of Common Stock outstanding on the date of issuance of the Note and the Warrants; provided that such limitation shall cease and this Section 7(c) shall become null and void upon the approval of the issuance of the Note and the Warrants by the shareholders of the Company or the National Association of Securities Dealers, Inc. or upon such other event as shall allow the conversion or exercise or both, as appropriate, without violating the applicable requirements of the Nasdaq National Market.

         8. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any share of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will use its commercially reasonable efforts to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

         9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 12 hereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 12 hereof in a name other than that of the Warrant Holder of such Warrants.

         10. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

         11. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. The Company shall at all times reserve, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for





                                  Exhibit B-5
such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided by Section 13 of this Warrant Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Warrant Holder pursuant to
Section 12.3 hereof. All warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Warrant Agreement.

         12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined.

                 12.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                          (a) In case the Company shall (i) pay a dividend to holders of Common Stock in shares of Common Stock or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                          (b) In case the Company shall issue rights, options, or warrants to holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is





                                  Exhibit B-6
                 lower at the record date mentioned below than the Exercise Price, then (i) the Exercise in effect immediately prior to such issuance shall immediately be reduced to the price that is equivalent to such consideration received by the Company upon such issuance and (ii) the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be increased in direct proportion to the increase in the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance; provided that if such shares of Common Stock, options or other convertible securities (other than Excluded Stock (as defined in the Note Purchase Agreement)) are issued for consideration per share less than the Exercise Price at the date of such issue or sale, the number of shares of Common Stock that immediately prior to such issuance the Warrant Holder shall have been entitled to purchase pursuant to this Warrant shall be increased to the greater of (i) that number of shares of Common Stock that immediately prior to such issuance the Warrant Holder shall have been entitled to purchase pursuant to this Warrant multiplied by a fraction, the numerator of which is the Exercise Price and the denominator of which is such consideration per share, and (ii) the number of shares of Common Stock otherwise calculated under this Section 12.1. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants; provided that this Section 12.1(b) shall expire and be of no force and effect on or after April ___, 1998.

                          (c) In case the Company shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (including cash dividends or other cash distributions) or rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          In the event of distribution by the Company to
                 holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable





                                  Exhibit B-7
                 for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Holder, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary, or both, as the Company shall determine, the stock or other securities to which such Warrant Holder would have been entitled if such Warrant Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 12.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant; provided further that this Section 12.1(c) shall expire and be of no force and effect on or after April ___, 1998.

                          (d) In case the Company shall sell and issue shares of Common Stock (other than pursuant to rights, options, warrants, or convertible securities initially issued before the date of this Agreement) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants, or convertible securities issued in any of the transactions described in paragraphs (a),
                 (b) or (c) above) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible securities, by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such rights, options, warrants, or convertible securities, by
                 (x) the total number of shares of Common Stock covered by such rights, options, warrants, or convertible securities) lower than the Exercise Price in effect immediately prior to such sale and issuance, then (i) the Exercise in effect immediately prior to such issuance shall immediately be reduced to the price that is equivalent to such consideration received by the Company upon such issuance and (ii) the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be increased in direct proportion to the increase in the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance; provided that if such shares of Common Stock, options or other convertible securities (other than Excluded Stock) are issued for consideration per share less than the Exercise Price at the date of such issue or sale, the number of shares of Common Stock that immediately prior to such issuance the Warrant Holder shall have been entitled to purchase pursuant to this Warrant shall be increased to the greater of (i) that number of shares of Common Stock that immediately prior to such issuance the Warrant Holder shall have been entitled to purchase pursuant to this Warrant multiplied by a fraction, the numerator of which is the Exercise Price and the denominator of which is such consideration per share, and (ii) the number of shares of Common Stock otherwise calculated under this Section 12.1. Such adjustment shall be made successively whenever such as issuance is made; provided that this Section 12.1(d) shall expire and be of no force and effect on or after April ___, 1998. For the purposes of such adjustments, the consideration received or receivable by the





                                  Exhibit B-8

                 Company for rights, options, warrants, or convertible securities shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible securities, plus the consideration or premiums stated in such rights, options, warrants, or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph (d), the Board of Directors shall determine, in its discretion, the fair value of said property.

                          (e) For the purpose of any computation under paragraphs (b), (c), and (d) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices of the Company's Common Stock, for five consecutive trading days ending one trading day before the date of such computation. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate. Notwithstanding the foregoing, for the purpose of any calculation under paragraph (d) above (A) with respect to any issuance of options under the Company's employee or director compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof, the term "current market price", in such instances, shall mean the fair market price on the date of the issuance of any such option determined in accordance with the Company's employee compensation stock option plans as in effect or adopted by the Board of Directors of the Company on the date hereof; and (B) with respect to any issuances of Common Stock (or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase shares of Common Stock) in connection with bona fide corporate transactions (other than issuances in such transactions for cash or similar consideration), the term "fair market price" shall mean the fair market price per share as determined in arm's-length negotiations by the Company and such other parties (other than affiliates or subsidiaries of the Company) to such transactions as reflected in the definitive documentation with respect thereto, unless such determination is not reasonably related to the closing market price on the date of such determination.





                                  Exhibit B-9

                          (f) In any case in which this Section 12.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; provided, however, that the Company shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

                          (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                          (h) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately.

                          (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) if the Company issues or distributes to each Warrant Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Warrant Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                          (j) For the purpose of this Section 12.1, the terms "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes





                                  Exhibit B-10
                 in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Warrant Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 7 and Section 12.2 through 12.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                          (k) Upon the expiration of any rights, options, warrants, or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants, or conversion or exchange rights.

                          (l) In addition to the adjustments set forth above, the Exercise Price shall be immediately reduced and the number of Warrant Shares shall be immediately increased, in each case, on a pari passu basis with the conversion, exercise, or strike price of any other derivative securities of the Company whether now outstanding or hereafter issued.

                 12.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount determined appropriate by the Board of Directors of the Company.

                 12.3. NOTICE OF ADJUSTMENT. When the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments and a certificate of a firm of





                                  Exhibit B-11
         independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

                 12.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer, or lease to another person of all of or substantially all the assets of the Company, the Company or such successor or purchaser, as the case may be, shall execute with each Warrant Holder an agreement that each Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Warrant Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer, or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The provisions of this Section 12.4 shall similarly apply to successive consolidations, mergers, sales, transfers, or leases.

                 12.5. STATEMENT ON WARRANTS. Even though Warrants heretofore or hereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement, the parties understand and agree that such Warrants will represent rights consistent with any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants.

         13. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion, thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         14. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Willis represents and warrants to the Company that it will not dispose of the Warrant or Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities





                                  Exhibit B-12

Act of 1933 (the "Act"). In connection with any sale by Willis pursuant to clause (ii) of the preceding sentence, it shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.

         15. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Warrant Holder shall be bound:

         "THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OTHER STATE. THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Warrant Holder thereof shall be bound:

         "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."





                                  Exhibit B-13

         16. REGISTRATION RIGHTS. The Warrant Shares shall be subject to the registration rights set forth in Section 4.1.11 of the Note and Warrant Purchase Agreement.

         17. NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Warrant Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                 (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                 (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                 (c) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer, or lease or all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall give notice in writing of such event to the Warrant Holders as provided in Section 20 hereof, with such notice to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to provide or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or such proposed dissolution, liquidation ,or winding up.

         18. EXPENSES. The Company shall pay all legal and other reasonable out-of-pocket expenses of the Warrant Holders and of their counsel (up to a maximum of $25,000). The Company agrees to reimburse Willis upon demand for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, review, negotiation, execution, and delivery of this Warrant Agreement and all other related documents.

         19. RIGHT TO INFORMATION. The Company, in accordance with Section 16(c) above, will provide to all Warrant Holders and to all holders of Warrant Shares, on a timely basis, copies of all documents and reports delivered to its shareholders.





                                  Exhibit B-14

         20. NOTICES. Any notice pursuant to this Warrant Agreement to be given or made by the holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                          EqualNet Holding Corp.
                          1250 Wood Branch Park Drive
                          Houston, Texas 77079
                          Attention: General Counsel

Notices or demands authorized by this Warrant Agreement to be given or made to or on the Warrant Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.

         21. GOVERNING LAW. THIS WARRANT AGREEMENT, THE WARRANTS AND ALL RELATED DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. ANY DISPUTE HEREUNDER OR UNDER THE WARRANTS OR RELATED DOCUMENTS SHALL BE DETERMINED EXCLUSIVELY IN ACCORDANCE WITH SECTION 8.7 OF THE NOTE PURCHASE AGREEMENT.

         22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Holders may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Warrant Holders. Any amendment to this Warrant Agreement may be effected with the consent of Warrant Holders of at least a majority of the total then outstanding Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that any amendment which shall have the effect of materially adversely affecting the interests of any Warrant Holder shall not be effective with respect to such Warrant Holder if such Warrant Holder shall not have consented thereto.

         23. SURVIVAL OF COVENANTS. All covenants and agreements made herein shall survive the execution and delivery of this Warrant Agreement and the Warrants and shall remain in force and effect until the Expiration Date of all Warrants.

         24. SUCCESSORS. All representations and warranties of the Company and all covenants and agreements of this Warrant Agreement by or for the benefit of the Company or the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.





                                  Exhibit B-15

         25. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holders, any legal or equitable right, remedy, or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the holders of the Warrants and Warrant Shares.

         26. CAPTIONS. The captions of the sections and subsections of this Warrant Agreement have been inserted for convenience and shall have no substantive effect.

         27. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts together shall constitute but one and the same instrument.





                                  Exhibit B-16

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the day, month and year first above written.

                                         EQUALNET HOLDING CORP.


                                         By: /s/ ILLEGIBLE
                                            ------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------




                                  Exhibit B-17

                                         THE WILLIS GROUP LLC


                                         By:
                                            ------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------





                                  Exhibit B-18